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                          CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of our report dated May 31, 1996, on our audits of the financial statements of Durwood, Inc. We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P
Kansas City, Missouri
April 24, 1997